UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2014

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 364-1913

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 30, 2014, WVS Financial Corp. (the “Company”), the holding company for West View Savings Bank (the “Savings Bank”), announced that the Company’s Board of Directors authorized the reopening of its Tenth Stock Repurchase Program. The Tenth Stock Repurchase Program was originally announced on January 28, 2009 and targeted 106,000 shares. The Tenth Stock Repurchase Program was suspended on October 26, 2010 after repurchasing 64,255 common shares. The Company intends on repurchasing 41,745 shares of Company common stock from time to time in open market or private transactions as, in the opinion of management, market conditions warrant. For additional information, reference is made to the Press Release, dated April 30, 2014, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit 99 – Press Release, dated April 30, 2014.

This information, including the press release filed as Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

Dated: April 30, 2014	By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer